Exhibit 10.10(a)

AMENDMENT TO STOCK OPTION AGREEMENTS

Amendment, dated effective as of the 22nd day of December, 2005, to certain Stock Option Agreements (the “Agreements”), between People’s Bank (the “Bank”), and                          (“you” or the “Participant”). Capitalized terms that are not specifically defined herein have the meanings ascribed to those terms in the Agreements or in the People’s Bank 1998 Long-Term Incentive Plan (the “Plan”), as the case may be. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreements, the terms and provisions of this Amendment shall govern. All section references herein shall mean sections of the Agreements.

Under the terms of the Plan, the Bank has entered into one or more Agreements with you pursuant to which the Bank has granted to you non-statutory stock options (the “Options”) to purchase shares of the Bank’s common stock. This Amendment is being entered into in order to amend each Agreement which, by its terms, includes Options that are not currently exercisable in whole or in part (the “Affected Agreements”).

It is therefore agreed as follows:

1. Subject to the restrictions set forth below, all Options that are not currently exercisable by the Participant in whole or in part shall be exercisable at any time on or after December 22, 2005, as to 100% of the Optioned Shares.

2. Optioned Shares acquired upon exercise of the Option may not be sold, transferred, assigned, pledged or otherwise disposed of until the earlier of (a) the first day of the month following your Retirement, as to 100% of the Optioned Shares, or (b) the date of termination of your employment by reason of your death, Disability, or otherwise, as to 100% of the Optioned Shares, or (c) the dates established in Section 3 of the Affected Agreements for the exercise of the Options in installments, as to the percentage of Optioned Shares set forth in such section.

3. Except as expressly amended or modified by this Amendment, the Agreements shall remain in full force and effect. All references to the Agreements in any and all agreements, instruments, documents, certificates or writings of any kind or character shall be a reference to the Agreements as amended hereby.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed on its behalf by its President, hereunto duly authorized, and the Participant has executed this Amendment, intending to be legally bound hereby, effective the 22nd day of December, 2005.

PEOPLE’S BANK

By:
Its President

PARTICIPANT:

Participant signature

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